                                                                     EXHIBIT D-5


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


================================================================================

DELMARVA POWER & LIGHT COMPANY;
ATLANTIC CITY ELECTRIC COMPANY;
DPL REIT, INC.; AND                                 DOCKET NO. EC00-______-000
CONECTIV ATLANTIC GENERATION, LLC

================================================================================


                              JOINT APPLICATION FOR
                           APPROVAL OF THE TRANSFER OF
                   JURISDICTIONAL TRANSMISSION FACILITIES FROM
                       DELMARVA POWER & LIGHT COMPANY AND
                        ATLANTIC CITY ELECTRIC COMPANY TO
              DPL REIT, INC., AND CONECTIV ATLANTIC GENERATION, LLC


I.       INTRODUCTION

         Delmarva Power & Light Company ("Delmarva"), Atlantic City Electric Company ("Atlantic"), DPL REIT, Inc. ("CDG"),(1) and Conectiv Atlantic Generation, LLC ("CAG")(2) (collectively, "the Applicants") submit this Joint Application under Section 203 of the Federal Power Act ("the FPA") and Part 33 of the Commission's Regulations requesting authorization and approval for Delmarva and Atlantic to transfer certain jurisdictional


--------
(1) The name DPL REIT, Inc. will likely be changed either immediately before or at the close of the contemplated transaction to Conectiv Delmarva Generation, Inc. Hence, "CDG" is used to denote the name of that company both before and after the name change.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 2
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transmission facilities to CDG and CAG. The Delmarva and Atlantic facilities to be transferred are referred to herein as the "Delmarva Facilities" and the "Atlantic Facilities, respectively. The transfer of the Facilities in the aggregate is referred to herein as "the Facility Transfer."

         The Facility Transfer is in furtherance of the plan by Conectiv, the parent of Atlantic and Delmarva, to sell most of the Delmarva and Atlantic generating resources to independent third parties and to transfer the remainder of those resources to affiliates who are not engaged in the transmission and distribution business. Conectiv's overall intent is to convert Delmarva into a wires and pipes company which provides only regulated electric transmission and distribution services and regulated gas distribution services. Atlantic would be a wires company which would provide only regulated electric transmission and distribution service.

         Approvals for the sale of the Delmarva and Atlantic generating resources and appurtenant transmission facilities to unaffiliated parties are already pending or are to be requested in separate Section 203 applications.(3) This Application addresses only those generating units and the appurtenant transmission facilities that are to be transferred from Delmarva and Atlantic to CDG and CAG.

----------
(2) CAG will be formed within the next several weeks. The Commission will be given prompt notice of the formation of that entity.

(3) A filing has already been made on December 9, 1999 in Docket No. EC00-35-000 regarding the sale of the Delmarva and Atlantic ownership interests in the Peach Bottom and Salem nuclear units. The sale of the Delmarva and Atlantic fossil resources to unaffiliated parties is still under negotiation.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 3
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         The Facility Transfer is an element of the ongoing reorganization and restructuring of the electric utility industry in the states of Delaware, New Jersey, Maryland and Virginia in which Delmarva and Atlantic have provided regulated retail electric service for many years. By redefining the role of Delmarva and Atlantic as wires companies and by transferring Delmarva and Atlantic generating resources to affiliates that will participate in the generation market but not in the wires business, the Facility Transfer represents a major step in the restructuring of the electricity industry in those states. The Facility Transfer promotes state restructuring policy, does not impair the effectiveness of regulation, and does not have an adverse impact on any customer.

         The proposed closing date for the Facility Transfer is on or about May 1, 2000. Accordingly, the Applicants request approval of the Facility Transfer, without hearing, by April 1, 2000.

II.      THE APPLICANTS

         DELMARVA: Delmarva is incorporated under the laws of the State of Delaware and the Commonwealth of Virginia, and is a regulated "public utility" or "public service company" in Delaware, Maryland and Virginia. Delmarva is also a public utility under Section 201 of the FPA. Delmarva provides wholesale and retail electric services in Delaware, Maryland and Virginia. Delmarva is also a Delaware-regulated natural gas utility, providing retail services within New Castle County, Delaware.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 4
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         ATLANTIC: Atlantic is incorporated under the laws of the State of New
Jersey, is subject to retail rate regulation by the New Jersey Board of Public Utilities, and provides retail electric services throughout the southern third of New Jersey.

         CDG: CDG is currently a Delmarva subsidiary incorporated in Delaware. CDG presently holds no assets and has no current business. CDG will acquire the Delmarva Facilities. Upon its acquisition of jurisdictional facilities and its sales of electricity at wholesale, CGD will become a public utility under
Section 201 of the FPA.

         CAG: CAG will be an Atlantic subsidiary incorporated in Delaware. CAG will acquire the Atlantic Facilities. Upon its acquisition of jurisdictional facilities and its sales of electricity at wholesale, CAG will become a public utility under Section 201 of the FPA.

         OTHER AFFILIATES: Other Delmarva and Atlantic affiliates involved in the Facility Transfer are ACE REIT, Inc. ("ACE REIT"), which will temporarily hold CAG's common stock and Conectiv Energy Holding Company ("CEH"), a soon-to-be-incorporated intermediate holding company within the Conectiv corporate family.(4) CEH will ultimately own the common stock of CDG, CAG and Conectiv Energy Supply, Inc. ("CESI"), a power marketer. The foregoing companies are or will be direct or indirect subsidiaries of Conectiv, which is incorporated in Delaware and is a registered public utility holding company under the Public Utility Holding Company Act of 1935 ("PUHCA"). Conectiv's

----------
(4) The Applicants will notify the Commission of CEH's formation, which is expected to occur within the next several weeks.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 5
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electric utility and other subsidiaries are described at pages 3-5 of Exhibit B to this Application.

III.     ASSET OWNERSHIP AND DIVESTITURES

         Delmarva now owns 2,728 MW of generating capacity. Conectiv plans the sale to unaffiliated third parties of about 1,312 MW of that capacity, consisting chiefly of base load generators, which Delmarva owns in whole or in part. The remaining 1,416 MW is to be transferred to CDG pursuant to this Application.

         Atlantic owns 1,679 MW of generating capacity. Atlantic plans the sale to unaffiliated third parties of about 1,135 MW of that capacity, consisting chiefly of base load generators, which it owns in whole or in part. The remaining 544 MW is being transferred to CAG pursuant to this Application.

         Delmarva and Atlantic own 1,506 miles and 948 miles of transmission lines, respectively, operating at voltages of 69 kV or above. None of those transmission lines is proposed to be transferred under this Application. The jurisdictional transmission facilities that are proposed to be transferred hereunder consist of step-up transformers and associated equipment.

         The following additional information regarding gas facility ownership is provided, although it is immaterial to the authorizations requested through this Application. Delmarva currently owns one FERC-jurisdictional gas asset, a
4.04 mile pipeline extending from the Delaware border into Pennsylvania where it interconnects with Texas Eastern Transmission Corporation. See Delmarva Power & Light Company,


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 6
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Docket No. CP92-153-000, 59 FERC paragraph 61,396 (1992). This Application does not affect that pipeline. Delmarva also owns a non-jurisdictional gas line which lies solely within Delaware and which is used primarily to supply natural gas as a fuel to the Hay Road and Edgemoor generation stations. Those generating stations are being transferred to CDG, which is also acquiring a 90% interest in the non-jurisdictional gas line. The 10% interest in the line retained by Delmarva will be used for Delmarva's local gas distribution business, including transportation of third-party gas under its Delaware-approved retail gas transportation tariffs.

IV.      THE FACILITY TRANSFER

         1. THE TRANSFER MECHANISM: The transaction to accomplish the Facility Transfer has been structured to maximize financing flexibility and to minimize tax consequences. The form of transaction will be in accordance with the following description for the Delmarva Facilities and Atlantic Facilities, respectively.

         The Delmarva Facilities will be transferred to CDG, which is a wholly-owned subsidiary of Delmarva, and was originally incorporated as a real estate investment trust. After the Facility Transfer from Delmarva to CDG, Delmarva will declare a capital dividend in the form of CDG common stock, which will be transferred to Conectiv. Conectiv will transfer the CDG common stock to CEH, which will become an intermediate holding company in the Conectiv corporate family.

         The Atlantic Facilities will be transferred to CAG, which will temporarily become a wholly-owned subsidiary of Atlantic. Atlantic will then transfer its common stock in CAG


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 7
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to ACE REIT, which is now a wholly-owned subsidiary of Atlantic. Atlantic will then cause the transfer of ACE REIT's common stock to Conectiv, which will then transfer that common stock to CEH.

         The following two tables illustrate the intra-corporate transfers of the Delmarva Facilities and the Atlantic Facilities and the corresponding transfers of the common equity shares related to the Facilities:



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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 8
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                         [DELMARVA FACILITIES FLOWCHART]



                         [ATLANTIC FACILITIES FLOWCHART]


         The net effect of those transactions is that Delmarva's generating facilities will be transferred to CDG and Atlantic's to CAG and the common equity ownership related to the Delmarva and Atlantic Facilities will be transferred to CEH. CDG and CAG will own no assets other than generation facilities and appurtenant transmission facilities and will sell power exclusively at wholesale. Both CDG and CAG will become subsidiaries of CEH, which will be a directly-owned subsidiary of Conectiv.(5)

         The following tables show for the relevant companies the Conectiv corporate family on a pre-reorganization and post-reorganization basis.

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(5)      If these transfers require Section 203 authorization for Conectiv affiliates other than Atlantic, Delmarva, CDG and CAG, that request is hereby made.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                  Page 9
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                         [PRE-REORGANIZATION FLOWCHART]







                        [POST-REORGANIZATION FLOWCHART]



Thus, Delmarva and Atlantic will be in the transmission and distribution business in those states in which they now operate. CEH will be an intermediate holding company and indirectly will be in the power production and sales business through its ownership of CDG, CAG and CESI.


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 10
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2.       THE FACILITIES:

         The following generating units are proposed to be transferred:

------------------------------- ----------------------------- --------------------------------- ----------------------------
Generating Station              Type of Unit                  MW Nameplate Capacity             Current Owner(6)
------------------------------- ----------------------------- --------------------------------- ----------------------------
Edgemoor  Units 3, 4 and 5 and  Coal/Oil Steam (3)            Units 3-4     252 MW              Delmarva
peaking unit                    Coal/Oil Steam (4)                        (combined)
                                Gas/Oil Steam (5)             Unit 5      446.4 MW
                                Gas Turbine peak              Peak Unit      15 MW
------------------------------- ----------------------------- --------------------------------- ----------------------------
Christiana                      Gas Turbine                                  56 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Madison St.                     Gas Turbine                                  14 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Tasley                          Gas Turbine                                  27 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Crisfield                       Oil Internal Comb.                         11.4 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Bayview                         Oil Internal Comb.                           12 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
West Sub                        Gas Turbine                                  20 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Del. City Peaking               Gas Turbine                                  21 MW              Delmarva
------------------------------- ----------------------------- --------------------------------- ----------------------------
Hay Road Units 1-4              Gas Turbine (1-3)                           541 MW (1-4)        Delmarva
                                Comb. Cycle (4)
------------------------------- ----------------------------- --------------------------------- ----------------------------
Carlls Corner                   Oil/Gas Turbine                            83.8 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Cedar                           Oil Turbine                                63.1 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Cumberland                      Oil/Gas Turbine                           106.6 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Mickelton                       Gas Turbine                                71.2 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Middle                          Oil Turbine                                79.7 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Missouri Ave.                   Oil Turbine                                55.8 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------
Sherman Ave.                    Oil/Gas Turbine                            84.0 MW              Atlantic
------------------------------- ----------------------------- --------------------------------- ----------------------------


The transmission assets to be transferred to CDG and CAG consist of step-up transformers, radial lines, and associated equipment of the with those generation assets. The specific jurisdictional assets that are to be transferred are listed by generating station in Appendix A-3 hereto.

----------

(6) All the Atlantic Facilities are located in New Jersey. All the Delmarva Facilities are located in Delaware except the Crisfield unit which is located in Maryland, and the Tasley and Bayview units which are located in Virginia.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 11
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V.       OTHER FILINGS

         In addition to this filing, the Applicants over the next several weeks will make the following additional filings with the Commission related to the Facility Transfer. Delmarva and Atlantic will each file Interconnection and Operation Agreements under the provisions of Section 205 of the FPA. Pursuant to those Agreements, Delmarva and Atlantic will interconnect the transferred generation units to their transmission systems. Separate Agreements will be filed for each generation station.

         As of yet, CDG and CAG do not have tariffs for the wholesale sale of power. CDG and CAG will file proposed market-based rate tariffs with the Commission to become effective on or before the date the Facility Transfer actually takes place. In compliance with the order granting it market-based rate authority, CESI will file a change of status notice to the Commission regarding the sale of the Delmarva and Atlantic generating resources to non-affiliated parties and the Facility Transfer to CAG and CDG.

         It is contemplated that a form of power sales agreement may be created in which CAG and CDG would sell power to CESI and that another agreement may be created for the sale of power by CESI to Delmarva to help meet Delmarva's default retail load obligations during the period of transition to full retail choice in the three state jurisdictions in which Delmarva operates. The Commission's authorization would be requested in the event an affiliate purchase by Delmarva were to be made.

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 12
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         At some point in the future, it is likely that CDG and CAG will file to become Exempt Wholesale Generators (EWGs) under PUHCA. However, the Applicants do not seek a ruling on EWG status at this time.

VI. THE FACILITY TRANSFER IS CONSISTENT WITH THE PUBLIC INTEREST (18 C.F.R. SECTION 33.2(j))

         1.       INTRODUCTION

         The Commission's approval of a proposed transaction requires a finding that it "will be consistent with the public interest." 16 U.S.C. Section 824(b). As stated in IES Industries, Inc., et al., 65 FERC paragraph 62,191 at 64,416
(1993) (footnote omitted):

                  An applicant need not show that a positive benefit will result from a proposed merger or acquisition of facilities in order to support a public interest finding. Rather, an applicant is required to make a full disclosure of all material facts and to show that the disposition is consistent with the public interest.

This public interest finding thus requires a showing of consistency or compatibility with the public interest, not that the transaction furthers or is the only means of achieving the public interest.(7) In its December 1996 Merger Policy Statement ("Policy Statement"),(8) the Commission said that it would consider three elements in evaluating merger


----------
(7) Pacific Power & Light Co. v. FPC, 111 F.2d 1014, 1016 (9th Cir. 1940); Northeast Utilities Service Co. v. FERC, 993 F.2d 937, 951 (1st Cir.
         1993), quoted in Entergy Services, Inc. and Gulf States Utilities Co., 65 FERC paragraph 61,332 at 62,471 (1993). There is no requirement that applicants make a showing of a "positive benefit of the merger." Utah Power & Light Co., 47 FERC paragraph 61,209 at 61,750 (1989), remanded on other grounds, Environmental Action v. FERC, 939 F.2d 1057, 1061 (D.C. Cir. 1991); Entergy Services, Inc., 62 FERC paragraph 61,073 at 61,370 (1993) (footnotes and citations omitted).

(8) Inquiry Concerning The Commission's Merger Policy Under The Federal Power Act: Policy Statement, Order No. 592, Docket No. RM96-6-000, Regulations Preambles, paragraph 31,044 at 30,109 (December 30, 1996).

Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 13
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applications: the effects of the merger on competition, on regulation, and on rates. Assuming those criteria apply to the Facility Transfer, the Facility Transfer is clearly consistent with the public interest.

         2.       EFFECT ON COMPETITION:

                  (i) NO INCREASE IN MARKET CONCENTRATION: The test of whether a transaction adversely affects competition is whether the transaction increases market concentration above safe harbor levels in relevant markets. The planned Facility Transfer can have no impact on market concentration since Conectiv, through its ownership of Delmarva and Atlantic, already controls all of the assets being transferred to other subsidiaries of Conectiv, and will continue to control those assets through its ownership of those subsidiaries. Thus, a threshold determination can be made that the Facility Transfer is one of those
Section 203 transactions which cannot have any effect on market concentration and for which a market concentration analysis of the kind described in Appendix A of the Merger Policy Statement is not required. See Appendix A of the Policy Statement (paragraph 31,044 at 30,128, et seq.).(9)

                  (ii) THE FACILITY TRANSFER WILL PROMOTE COMPETITION: While the Facility Transfer will not affect market concentration, it will enhance the competitive process

----------
(9) See also the Commission's Notice of Proposed Rulemaking ("Filing Requirements NOPR") in Docket No. RM98-4-000 to establish specific filing requirements that are consistent with the Policy Statement (April 16, 1998). Revised Filing Requirements Under Part 33 of the Commission's Regulations, Notice of Proposed Rulemaking, Docket No. RM98-4-000, 63 Fed. Reg. 20340 (April 24, 1998), Regulations
         Preambles, paragraph 32,528 at 33,360 (April 16, 1998).

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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 14
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and benefit consumers. For decades, Delmarva and Atlantic have been vertically integrated utilities providing retail customers with bundled generation, transmission and distribution services and providing wholesale customers with bundled generation and transmission services. Through restructuring, Delmarva's and Atlantic's intent is to eventually withdraw from the business of selling power and to concentrate their electric public utility activities on the transmission and distribution businesses. CDG and CAG, the affiliates acquiring the Delmarva and Atlantic Facilities, will participate in the wholesale sales and generation businesses, but not the transmission and distribution businesses.

         This restructuring by the Conectiv companies is consistent with the restructuring plans of the four states - New Jersey, Delaware, Maryland and Virginia - in which the companies will operate. Those state policies favor deregulated, competitive generation markets. The new Conectiv arrangements will accommodate to those policies because Delmarva and Atlantic, functioning as wires companies, will facilitate direct customer choice through the provision of retail wheeling services. These new arrangements will also promote the policies of this Commission, which has taken steps to encourage the establishment of competitive power supply markets.

                  (III) COMPETITION WITHIN PJM: The PJM market area with which this Facility Transfer will take place is workably competitive. See the Commission's March 10, 1999 order approving the request of the PJM Supporting Companies, including Delmarva and Atlantic, for market-based pricing authority based on a finding


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 15
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that in a majority of relevant markets studied the Commission's analysis showed results near or below the "traditional thresholds used by the Commission in market-based pricing cases." Atlantic City Electric Company, et al., 86 FERC paragraph 61,248 at 61,902 (1999) (ftn. omitted). That determination supports the conclusion that the Applicants cannot exercise market power in PJM either separately or together either before or after the Facility Transfer.

                  (IV) VERTICAL CONSIDERATIONS AFFECTING COMPETITION: The Applicants have no vertical market power. The Delmarva and Atlantic transmission systems are committed to operation and control by the PJM Interconnection, L.L.C. ("PJM-ISO"). CDG and CAG do not have a transmission tariff because, as previously noted, their transmission facilities will be limited to step-up transformers and related equipment and will be used and useful only to the associated generation stations. The Applicants also lack market power regarding generating sites, fuel, fuel transportation facilities, or any other factors that could create entry barriers to market participation. The Facility Transfer cannot enhance the Applicants' vertical market power for the additional reason that the Facility Transfer is internal to the Conectiv corporate family.

         3. EFFECT ON REGULATION: The Facility Transfer does not result in impairment of Federal regulation. In the application to merge Delmarva and Atlantic, the so-called "Ohio Power" waiver was made concerning pre-emptive effects of SEC jurisdiction; i.e., the commitment was made to follow in wholesale ratemaking the


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 16
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Commission's policy regarding the treatment of the costs and revenues of inter-affiliate transactions.(10) The Applicants hereto reaffirm that commitment.

         The Facility Transfer will also not diminish the regulatory authority of the states of New Jersey, Delaware, Maryland and Virginia, whose regulation over Delmarva and Atlantic will not be affected by the Facility Transfer. In addition, the Facility Transfer is consistent with the restructuring policies of those States or pre-existing state law.

         4. EFFECT ON RATES:

         The Facility Transfer will have no material effect on rates to wholesale customers. Since this is an internal restructuring rather than a merger of formerly independent companies, the costs to effectuate the transfer will not be significant and should be more than offset by the achievement of efficiencies resulting from the dedication of Delmarva and Atlantic to the transmission and distribution businesses and the dedication of CDG and CAG to the production business. The Facility Transfer should have no adverse effect on operating costs because the costs associated with the Delmarva and Atlantic Facilities transferred to CDG and CAG will no longer be recorded as costs of Delmarva and Atlantic.

         Delmarva serves seven wholesale requirements customers under a requirements form of contract with fixed or fixed escalator demand and energy charges without fuel clauses. An eighth contract, with Old Dominion Electric Cooperative

----------
(10) Policy Statement at paragraph 30,112, 30,124-125. See also Ohio Power Co. v. FERC, 954 F.2d 779, 782-786 (D.C. Cir. 1992), cert. denied, 498
         U.S. 73 (1992).

Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 17
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("ODEC"), was filed on November 30, 1999, and, if accepted by the Commission, will result in all power sales services from Delmarva to ODEC being provided at fixed prices without a fuel clause. The Facility Transfer can have no effect on those eight customers.

         Delmarva serves two additional wholesale customers, the Town of Seaford, Delaware and City of Berlin, Maryland under partial requirements contracts which contain fuel adjustment clauses and which are scheduled to expire in 2003 and 2001 respectively. Because these customers account for a very small percentage, less than 1% in 1998, of Delmarva's total energy sales, Delmarva has neither the incentive nor the ability to undertake a power purchase strategy based on the design of the two customers' FACs. Moreover, in order to serve retail customers, the eight wholesale customers, and Seaford and Berlin, Delmarva will replace the energy from the Delmarva Facilities either through purchases of power in the PJM market or through a power purchase from CESI as described above. In either case, any effect of transferring these Facilities on fuel rates for these two customers would be miniscule.

         Atlantic has no wholesale customers. Thus, the Facility Transfer should not affect any Atlantic rate.

VII.     TRANSMISSION TARIFFS

         Delmarva and Atlantic have committed their facilities to the operation and control of the PJM ISO, and thus provide open-access transmission service through the PJM ISO transmission tariffs. CDG's and CAG's principal "transmission" facilities will consist

Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 18
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of step-up transformers, which are classified as "transmission" for Section 203 purposes and "production" for Section 205 purposes. CDG's and CAG's "transmission" facilities are not needed by PJM to render service within PJM and would not be needed by any market participant other than CDG and CAG. Accordingly, CDG and CAG do not have transmission facilities to commit to the PJM ISO or that would justify the filing of its own Order No. 888 open access tariff.

VIII.    REQUEST FOR WAIVERS

         As noted above, after the Facility Transfer and upon engaging in wholesale sales, CDG and CAG will be FPA public utilities who will sell power under market-based rates, will not have any wholesale or retail requirements customers, and will not make inter-affiliate power sales to Delmarva or Atlantic unless the Commission first approves them. CEH will be a non-operating company that owns CDG and CAG. Thus, CEH, CDG, and CAG will not own any transmission lines nor have any franchised retail service territory, or wholesale customers served under cost of service rates. Applicants therefore request that the Commission grant CEH, CDG and CAG waivers of certain of its filing requirements and grant such blanket authorizations as have been authorized in previous orders involving sellers of power at market-based rates. Specifically, they request (1) waiver of the accounting and other requirements of Parts 41, 101, and 141 of the Commission's regulations; (2) permission to file an abbreviated statement with respect to Part 45 of the Commission's regulations relating to interlocking directorships; and (3) a blanket authorization under Part 34 of all future issuances of securities and

Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 19
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assumption of liability. See, e.g., Kincaid, 78 FERC paragraph 61,082 at 61,300
(1997); USGen Power Services, L.P., 73 FERC paragraph 61,302 at 61,847 (1995); Harbor Generation Co., 86 FERC paragraph 61,255 at 61,920 (1999); Mobile Energy Services Co., 86 FERC paragraph 61,196 at 61,185 (1999); and Koch Power Louisiana, LLC, 86 FERC paragraph 61,029 at 61,128 (1999). CDG and CAG will request a waiver of the reporting requirements of subparts B and C of Part 35 of the Commission's regulations (except sections 35.12(a), 35.13(b), and 35.16) when they file their applications for market-based rates.

IX.      INFORMATION SUBMITTED UNDER THE ACQUISITION AND MERGER
         FILING REQUIREMENTS OF 18 C.F.R. SECTION 33.2(a) THROUGH (L)

         a. NAMES AND ADDRESSES OF PRINCIPAL BUSINESS OFFICES (18 C.F.R. SECTION 33.2(a))

                  Delmarva Power & Light Company
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231

                  Atlantic City Electric Company
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231

                  DPL REIT, Inc.
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231

                  Conectiv Atlantic Generation, LLC
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231

Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 20
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         b.       NAMES AND ADDRESSES OF PERSONS AUTHORIZED TO RECEIVE NOTICES
                  AND COMMUNICATIONS (18 C.F.R. SECTION 33.2(b))

For All Applicants:

                  Randall V. Griffin, Esquire
                  Senior Counsel
                  CONECTIV
                  Legal Department
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231
                  Telephone:  (302) 429-3016
                  Facsimile:  (302) 429-3801
                  E-mail:  randall.griffin@conectiv.com

                  Carmen L. Gentile, Esquire
                  BRUDER, GENTILE & MARCOUX, L.L.P.
                  1100 New York Avenue, N.W.
                  Suite 510 East
                  Washington, D.C. 20005-3934
                  Telephone:  (202) 783-1350
                  Facsimile:  (202) 347-2644
                  E-mail:  clgentile@brugen.com

                  Mr. J. Mack Wathen
                  Director of Regulatory Affairs
                  CONECTIV
                  800 King Street
                  P.O. Box 231
                  Wilmington, DE 19899-0231
                  Telephone:  (302) 429-3285
                  Facsimile:  (302) 429-3230


         c. DESCRIPTION OF TERRITORIES SERVED BY COUNTY AND STATE 18 C.F.R. SECTION 33.2(c))

         Delmarva provides and/or delivers electricity at retail in Delaware, Maryland and Virginia. The Delaware counties in which this service is provided are New Castle, Kent and Sussex. The Maryland counties are Caroline, Cecil, Dorchester, Harford, Kent,


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Docket No. EC00-____-000                                                 Page 21
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Queen Anne's, Somerset, Talbot, Wicomico and Worcester. The Virginia counties are limited to Accomack and Northhampton. Atlantic's service area is the southern third of New Jersey. CDG, CAG and Conectiv do not have service areas. None of these entities, including Delmarva and Atlantic, holds hydroelectric licenses.

         d. BRIEF DESCRIPTION OF THE FACILITIES OWNED OR OPERATED FOR TRANSMISSION OF ELECTRIC ENERGY IN INTERSTATE COMMERCE OR THE SALE OF ELECTRIC ENERGY AT WHOLESALE (18 C.F.R.SECTION 33.2(d))

                  1.       DELMARVA TRANSMISSION FACILITIES

         See FERC Form 1 for Delmarva for year ended December 31, 1998, pages 422-427.7 for Delmarva owned transmission facilities. See Appendix A-1 hereto.

                  2.       ATLANTIC TRANSMISSION FACILITIES

         See FERC Form 1 for Atlantic for year ended December 31, 1998, pages 422-427.2 for Atlantic owned transmission facilities. See Appendix A-2 hereto.

                  3.       CDG AND CAG TRANSMISSION FACILITIES

         CDG and CAG do not currently own any transmission facilities or other facilities for the wholesale sale of electric energy.

         e.       DESCRIPTION OF TRANSACTION AND CONSIDERATION (18 C.F.R.
                  SECTION 33.2(e))

         The Application is for the internal transfer of assets among affiliates for the purpose of and in the manner heretofore described as part of an overall divestiture plan.


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 22
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         f.       STATEMENT OF JURISDICTION FACILITIES TO BE TRANSFERRED
                  (18 C.F.R. SECTION 33.2(f))

         The Facilities include transmission facilities appurtenant to the generating units being transferred that are included with the cost information provided in paragraph (g) below.


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 23
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         g.       COST OF FACILITIES INVOLVED IN THE TRANSFER (18 C.F.R.
                  SECTION 33.2(g))

         The attached tables show the original cost less accumulated depreciation of the transmission plant to be transferred as part of the Facility Transfer. The tables are compiled by unit of property. See Appendix A-3 hereto.

         h. STATEMENT OF EFFECTS ON ANY CONTRACT FOR THE PURCHASE, SALE OR INTERCHANGE OF ELECTRIC ENERGY (18 C.F.R. SECTION 33.2(h))

         The transaction will not have any effect upon Delmarva's or Atlantic's ability to meet its contractual obligations. Delmarva's and Atlantic's access to transmission facilities in order to meet their contractual obligations will be the same after the transaction as it was before the transaction. The transfer of the transmission facilities is ancillary to the generating units transfers, which are outside this Commission's jurisdiction; nevertheless, the transfer of the generating facilities will not diminish Delmarva's and Atlantic's ability to meet their contractual obligations. Following the Facility Transfer, Delmarva will continue to meet its contractual obligations through power purchases.

         i.       STATEMENT REGARDING OTHER REQUIRED FILINGS (18 C.F.R. SECTION
                  33.2(i))

         The other required regulatory filings are:

         1. The transfer of Delmarva Facilities to an affiliate will require approval from the Virginia State Corporation Commission ("VSCC").

         2. The transfer of Atlantic Facilities to an affiliate will require approval from the New Jersey Board of Public Utilities ("NJBPU").

         3. The transfer of Delmarva and Atlantic Facilities and stock to affiliates within the Conectiv holding company group will require approval by the Securities and Exchange Commission.


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 24
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         4.       Although not required to effectuate the transfer of the
                  Delmarva and Atlantic Facilities, filings will be made before the Maryland Public Service Commission and the Delaware Public Service Commission to obtain certain specific findings required under section 32(c) of PUCHA, which are necessary in order to treat existing generation facilities as "eligible facilities" that can be held by an Exempt Wholesale Generator. The VSCC and NJBPU will be asked to make the same findings as part of the approvals sought in the filings referenced above.

         j.       PUBLIC INTEREST CONSIDERATIONS (18 C.F.R. SECTION 33.2(j))

         See Part V of this Application.

         k.       STATEMENT OF FRANCHISES HELD (18 C.F.R. SECTION 33.2(k))

         Delmarva and Atlantic franchises are attached as Appendix A-4. No other applicant holds franchises.

         l.       FORM OF NOTICE FOR THE FEDERAL REGISTER (18 C.F.R. SECTION
                  33.2(l))

         The required form of notice is attached to the filing letter.

X.       REQUIRED EXHIBITS UNDER 18 C.F.R. SECTION 33.3

         Board of Directors' resolutions regarding the Facility Transfer (Exhibit A) will be furnished when issued. Exhibit B concerning control or ownership is attached. Exhibit C journal entries are enclosed, but the Applicants request waiver of the other requirements of Exhibit C and the requirements of Exhibits D through F. In accordance with Exhibit G, all regulatory filings will be provided shortly after they are made. Since this is a transfer among affiliates, the Applicants do not have contracts with unaffiliated parties as would be required by Exhibit H. The map required by
Exhibit I is attached.


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 25
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XI.      PROCEDURAL MATTERS

         1.       REQUEST FOR APPROVAL WITHOUT HEARING

         The Applicants request that the Commission approve the Facility Transfer without hearing on the basis of the considerations and circumstances set forth above and because, as shown above, the Facility Transfer will promote competition and not adversely effect rates or regulation.

         2.       SERVICE

         The Applicants, by overnight mail, have served a copy of this Application, including all attached materials, on the Delaware Public Service Commission, Maryland Public Service Commission, Virginia State Corporation Commission, the New Jersey Board of Public Utilities, the ten Delmarva wholesale requirement customers identified above, and the PJM-ISO.

         3.       CLOSING DATE

         The Applicants intend to close on the transactions required to effect the transfer as soon as practicable after receiving the last of the required regulatory approvals. The Applicants propose to close the transfer on or about May 1, 2000 and will advise the Commission of the closing date promptly upon its occurrence.

XII.     CONCLUSION

         The Applicants jointly request the following:


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Docket No. EC00-____-000                                                 Page 26
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         1.       FINDINGS

         The Facility Transfer will not have an adverse effect on competition, regulation or rates, and fulfills all applicable requirements for authorization under Section 203 of the Federal Power Act and Part 33 of its Regulations; and that good cause has been shown to grant the waivers requested in Part VIII hereof.

         2.       REQUESTED COMMISSION ACTIONS

         The Applicants request the following actions:

                  1. Approval of the Facility Transfer to the full extent required by the Federal Power Act, and any other authorizations or approvals incidental thereto that may be required;

                  2. Approval of the Facility Transfer on the Application and pleadings, without hearing;

                  3. Grant of the waivers requested in Part VIII hereof; and


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Delmarva Power & Light Company, et al.
Docket No. EC00-____-000                                                 Page 27
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                  4. Waivers of any filing requirements or other regulations as the Commission may find necessary or appropriate to allow this Application to be accepted for filing and granted.

                                       Respectfully submitted,

                                       BRUDER, GENTILE & MARCOUX, L.L.P.

Of Counsel:
                                       By__________________________________
Randall V. Griffin                       Carmen L. Gentile
Senior Counsel
CONECTIV                                     1100 New York Avenue, N.W.
Legal Department                             Suite 510 East
800 King Street                              Washington, D.C. 20005-3934
Post Office Box 231                          Telephone: 202/783-1350
Wilmington, DE 19899-0231                    Facsimile: 202/737-9117
Telephone: 302/429-3016                      E-mail: clgentile@brugen.com
                                                     --------------------
Facsimile: 302/429-3801
E-mail: randall.griffin@conectiv.com  Attorneys for Delmarva Power & Light
        ----------------------------    Company, Atlantic City Electric Company,
                                        DPL REIT, Inc. and Conectiv Atlantic
                                        Generation, LLC


DATED:  December 17, 1999